EXHIBIT 32.1

Certification of Principal Executive Officer Pursuant to

Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934

and 18 U.S.C. Section 1350

Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. §1350, the undersigned principal executive officer of Valentis, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)                                     the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m(a) or 780(d)); and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2007	/s/ BENJAMIN F. MCGRAW, III
Benjamin F. McGraw III, Pharm.D. President, Chief Executive Officer and Treasurer (Principal Executive Officer)